AMENDED AND RESTATED

BY-LAWS

OF

NL Industries, Inc.

a New Jersey corporation

(Amended and Restated as of October 26, 2023)

TABLE OF CONTENTS

Page

ARTICLE I.  REGISTERED AGENT AND OFFICES1

Section 1.1.  Registered Agent and Office1

Section 1.2..  Other Offices1

ARTICLE II.  SHAREHOLDER ACTION1

Section 2.1.  Annual Meeting1

Section 2.2.  Action Without A Meeting1

Section 2.3.  Special Meetings2

Section 2.4.  Notice of Meetings2

Section 2.5.  Business to be Transacted at Meetings2

Section 2.6.  Order of Business4

Section 2.7.  Voting; Quorum4

Section 2.8.  Proxies4

Section 2.9.  Confidential Voting4

Section 2.10.  Record Date5

Section 2.11.  Listing of Shareholders5

Section 2.12.  Inspectors of Election5

ARTICLE III.  BOARD OF DIRECTORS5

Section 3.1.   Number, Election and Terms of Office5

Section 3.2.  Nomination of Director Candidates6

Section 3.3.  Newly Created Directorships and Vacancies8

Section 3.4.  Removal8

Section 3.5.  Resignation9

Section 3.6.  Meetings9

Section 3.7.  Presumption of Assent9

Section 3.8.  Compensation9

Section 3.9.  Notice of Meetings9

Section 3.10.  Action Without A Meeting9

Section 3.11.  Reliance10

ARTICLE IV.  EXECUTIVE COMMITTEE AND OTHER COMMITTEES10

Section 4.1.  Executive Committee; Other Committees10

Section 4.2.  Meetings10

Section 4.3.  Records10

Section 4.4.  Removal; Vacancies10

ARTICLE V.  OFFICERS10

Section 5.1.  Number10

Section 5.2.  Election and Term of Office11

Section 5.3.  The Chair of the Board11

Section 5.4.  The Vice Chair of the Board11

Section 5.5.  The President11

Section 5.6.  The Chief Executive Officer11

Section 5.7.  The Chief Financial Officer11

Section 5.8.  Vice Presidents11

Section 5.9.  The Secretary and Assistant Secretary12

Section 5.10.  The Treasurer and Assistant Treasurer12

Section 5.11.  Removal; Resignations12

Section 5.12.  Vacancies12

Section 5.13.  Other Officers, Assistant Officers and Agents12

Section 5.14.  Normal Duties and Responsibilities of Officers12

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ARTICLE VI.  INDEMNIFICATION12

Section 6.1.  Indemnification12

Section 6.2.  Advancement of Expenses13

Section 6.3.  Expenses of Contested Indemnification Claims13

Section 6.4.  Indemnification Not Exclusive13

Section 6.5.  Other Corporate Agents13

Section 6.6.  Contract Right13

Section 6.7.  Insurance13

Section 6.8.  Certain References Under Article VI13

ARTICLE VII.  SHARE CERTIFICATES; TRANSFER OF STOCK14

Section 7.1.  Form14

Section 7.2.  Transfers14

Section 7.3.  Lost or Destroyed Certificates14

Section 7.4.  Registered Shareholders14

Section 7.5.  Restrictions on Transfers of Shares14

ARTICLE VIII.  GENERAL PROVISIONS14

Section 8.1.  Fiscal Year14

Section 8.2.  Seal of Corporation14

Section 8.3.  Dividends15

Section 8.4.  Benefit Plans15

Section 8.5.  Accounts15

ARTICLE IX.  AMENDMENTS15

Section 9.1.  Amendments15

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AMENDED AND RESTATED

BY-LAWS

OF

NL INDUSTRIES, INC.,

a New Jersey corporation

(Amended and Restated as of October 26, 2023)

ARTICLE I.
REGISTERED AGENT AND OFFICES

Section 1.1.  Registered Agent and Office.  The registered office of the corporation is and shall be at 830 Bear Tavern Road, West Trenton, New Jersey 08628 or at such other place in that state as may from time to time be designated by the board of directors or the executive committee.  The registered agent of the corporation at such address is and shall be The Prentice-Hall Corporation System, New Jersey, Inc. or such other agent as may from time to time be appointed by the board of directors or the executive committee.

Section 1.2.  Other Offices.  The corporation may have one or more offices and keep the books of the corporation outside the state of New Jersey as the board of directors or the executive committee may from time to time determine or the business of the corporation may require.

ARTICLE II.
SHAREHOLDER ACTION

Section 2.1.  Annual Meeting.  The annual meeting of the shareholders shall be held at the registered office of the corporation or at such other place, within or without the state of New Jersey, and at such time as may from time to time be designated by the board of directors or the executive committee and stated in the notice of the meeting. The board of directors may determine, in its sole discretion, that any annual meeting will not be held at a place, but may instead be held solely by means of remote communication as provided under the New Jersey Business Corporation Act (the “Act”).

Section 2.2.  Action Without A Meeting.

(a)Except as otherwise provided in the amended and restated certificate of incorporation of the corporation (the “Certificate”) and subject to the provisions of the Act, any action required or permitted to be taken at a meeting of the shareholders of the corporation, other than the annual election of directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize such action at a meeting at which all of the shareholders of the corporation entitled to vote thereon were present and voting, and any action so taken shall have the same force and effect for all purposes as if such action were taken at a meeting of the shareholders of the corporation.
(b)If any shareholder shall have the right to dissent from the proposed action pursuant to the Act, the board of directors shall fix a date on which written consents are to be tabulated; in any other case, it may fix a date for tabulation.  If no date is fixed, consents may be tabulated as they are received.  No consent shall be counted that is received more than 60 days after the date of the board of directors’ action authorizing the solicitation of consents or, in a case in which consents, or proxies for consents, are solicited from all shareholders who would have been entitled to vote at a meeting called to take such action, more than 60 days after the date of mailing of solicitation of consents, as proxies for consents.
(c)Except as may be permitted under the Act, the corporation, upon receipt and tabulation of the requisite number of written consents, shall promptly notify all non-consenting shareholders, who would have been entitled to notice of a meeting to vote upon any such action, of the action consented to, the proposed effective date of such action, and any conditions precedent to such action.  Such notification shall be given at least 20 days in advance of the proposed effective date of such action in the case of any action taken pursuant to Chapter 10 of the Act, and at least 10 days in advance in the case of any other action, and shall include such additional information as maybe required by the Act.

Section 2.3.  Special Meetings.  Except as otherwise required by law and subject to the rights of the holders of preferred stock or any other class of capital stock of the corporation (other than common stock) or any series of any of the foregoing that is then outstanding, special meetings of shareholders of the corporation may be called only by (a) the board of directors pursuant to a resolution approved by a majority of the entire board of directors, (b) the chair of the board or the president, or (c) the holders of at least 10% of the shares of the corporation that would be entitled to vote at such meeting.  If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the nature of the business proposed to be transacted, and in the case of a special meeting called by one or more shareholders, shall be accompanied by a notice setting forth the information, representations and other materials required for a shareholder proposal to be brought before an annual meeting under Section 2.5 of these bylaws or required for a director nomination under Section 3.2 of these bylaws, as applicable, as to any business proposed to be conducted or nominations proposed to be presented at such special meeting, which shall be delivered personally or sent by registered mail or by facsimile transmission to the chair of the board, the president, the chief executive officer or the secretary of the corporation.  A special meeting called in accordance with these bylaws shall be held at the registered office of the corporation or at such other place, within or without the state of New Jersey, and at such date and time as may be designated by the board of directors and stated in the notice of the meeting or a duly executed waiver thereof; provided, however, that in the case of a special meeting called by one or more shareholders who satisfy the requirements of these bylaws, the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by such shareholder or shareholders is received by the secretary. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the board of directors may be held.  The board of directors may determine, in its sole discretion, that any special meeting will not be held at a place, but may instead be held solely by means of remote communication as provided under the Act.

Section 2.4.  Notice of Meetings.  Except as otherwise provided by law, written notice of the time, place and purpose or purposes of each meeting of the shareholders and each meeting of the holders of any class of shares shall be given by the secretary by mail or personal service to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  Notice to a shareholder shall be deemed to be given when deposited in the mail addressed to him at his last address as it appears on the records of the corporation.  Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Section 2.5.  Business to be Transacted at Meetings.  At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement thereto). To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a shareholder.  For business to be properly brought before an annual meeting by a shareholder (other than a nomination of a person for election as a director, which is governed by Section 3.2 of these bylaws), the shareholder intending to propose the business (for purposes of this section, the “proponent”) must, in addition to any requirements imposed by federal securities law or other applicable laws, have given timely notice thereof in proper written form to the secretary of the corporation.  To be timely for an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. For purposes of these bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by a national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. To be in proper written form, a proponent's notice to the secretary must set forth:

(i) as to each matter the proponent proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting, and

(ii)as to the proponent and the beneficial owner, if any, on whose behalf the proposal is being made,

(A) the name and address of each such person, and of any holder of record of the proponent's shares as they appear on the corporation's books,

(B) the class and number of all shares of capital stock of the corporation that are owned by each such person (beneficially and of record) and owned by any holder of record of each such person's shares, as of the date of the proponent's notice, and a representation that the proponent will notify the corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for the meeting not later than five (5) business days following the record date for determining the shareholders entitled to vote at the meeting,

(C) any material interest of each such person, or any affiliates or associates of each such person, in such business,

(D) a description of any agreement, arrangement or understanding with respect to such business between or among each such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of such record date for the meeting not later than five (5) business days following such record date,

(E) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the proponent's notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of such record date for the meeting not later than five (5) business days following such record date,

(F) a representation that the proponent is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business,

(G) a representation whether the proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal, and

(H) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Notwithstanding anything in these bylaws to the contrary: (1) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.5, and (2) unless otherwise required by law, if a proponent intending to propose business at an annual meeting pursuant to this Section 2.5 does not provide the information required under such section to the corporation (including providing the updated information required by clauses (ii)(B), (ii)(D) and (ii)(E) of this section by the deadlines specified therein), or the proponent (or a qualified representative of the proponent) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. The chair of the annual meeting (or the board of directors in advance of any such meeting) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if he or she (or the board of directors in advance of any such meeting) should so determine, he or she shall so declare to (or the board of directors shall declare in advance of) the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing contained in this Section 2.5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act (or any successor provision of law).

Section 2.6.  Order of Business.  The order of business at each such shareholders meeting shall be as determined by the chair of the meeting.  One of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chair of the meeting:  the chair of the board, vice chair of the board, president, vice presidents (in the order of their seniority if more than one) and secretary.  The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.7.  Voting; Quorum.  Except as otherwise provided by law, at all meetings of shareholders and for all purposes, the holders of shares of common stock shall be entitled to one (1) vote per share and the holders of shares of a series of preferred stock shall be entitled to such votes (if any) to which such shares of preferred stock are entitled under the terms of the resolution or resolutions providing for the issue of such series of shares adopted by the board of directors, in person or by proxy, for each outstanding share of common stock or of a series of preferred stock with voting rights standing in his or her name on the books of the corporation on the date prescribed for the determination of shareholders entitled to vote at any such meeting, or any adjournment thereof.  Except insofar as the same shall be inconsistent with the provisions of Article IV of the Certificate relating to the rights of the holders of preferred stock or any other class of capital stock of the corporation (other than common stock) or any series of any of the foregoing that is then outstanding, (a) the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting and (b) whenever the holders of any class of shares are entitled to vote separately on a specified item of business, the holders of shares of such class entitled to cast a majority of the votes shall constitute a quorum of such class for the transaction of such specified item of business.  The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Less than a quorum may adjourn the meeting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast at the meeting by holders of shares entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute, the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.8.  Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for such shareholder by proxy in any manner permitted by law.  No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein.  Unless it is irrevocable as provided under the Act, a proxy shall be revocable at will.

Section 2.9.  Confidential Voting.  All proxies, ballots and vote tabulations that identify the particular vote of a shareholder shall be kept confidential, except that disclosure may be made (a) to allow the inspectors of election (the “inspectors”) to certify the results of the vote; (b) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (c) when expressly requested by such shareholder.  Nothing in this Section shall prohibit the inspectors from making available to the corporation, during the period prior to any annual or special meeting, information as to which shareholders have not voted and periodic status reports on the aggregate vote.

Section 2.10.  Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders, or at any meeting of the holders of any class of shares, or any adjournment thereof, or to give a written consent to any action without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the board of directors or the executive committee shall fix, in advance, a date as the record date for any such determination of shareholders.  The record date may in no case be more than 60 days prior to the shareholders’ meeting or other corporate action or event to which it relates.  The record date for a shareholders’ meeting may not be less than ten days before the date of the meeting.  The record date to determine shareholders entitled to give a written consent may not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day in which consents received may be counted.

If no record date is fixed:

(a)The record date for a shareholders’ meeting shall be the close of business on the date next preceding the day on which notice is given, or, if no notice is given, the day next preceding the date on which the meeting is held.
(b)The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the board of directors relating thereto is adopted.
(c)The record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the Act, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in New Jersey, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

When a determination of shareholders or record for a shareholders’ meeting has been made, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

Section 2.11.  Listing of Shareholders.  The corporation’s stock transfer agent shall make and certify a complete list of the shareholders or of any class of shareholders entitled to vote at each meeting of such shareholders or any adjournment thereof.  Such list shall be (a) arranged alphabetically within each class, series or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; (b) produced (or available by means of a visual display) at the time and place of the meeting; (c) subject to the inspection of any shareholder for reasonable periods during the meeting; and (d) prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

Section 2.12.  Inspectors of Election.  Election of directors shall be conducted by one or more inspectors.  The board of directors or the executive committee shall, in advance of any meeting of the shareholders or any meeting of the holders of any class of shares, appoint such inspectors to act at such meeting or any adjournment thereof.  If such inspectors are not so appointed or shall fail to qualify, appear or act, the presiding officer of the meeting shall make such appointment.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  No person shall be elected a director at a meeting at which he has served as an inspector.

ARTICLE III.
BOARD OF DIRECTORS

Section 3.1.  Number, Election and Terms of Office.  The business and the affairs of the corporation shall be managed by or under the direction of the board of directors, except as in the Act or the Certificate  otherwise provided.  Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of preferred stock or any other class of capital stock of the corporation (other than common stock) or any series of any of the foregoing that is then outstanding, the number of the directors of the corporation shall be not less than one nor more than 17 persons.  Additional directors may be elected by the holders of shares of a series of preferred stock in the circumstances set forth in Article IV of the Certificate or any resolution or resolutions providing for the issuance of such series of shares adopted by the board of directors.  The exact number of directors within the minimum and maximum limitations specified in this section shall be fixed from time to time, (a) except as provided in (b) below, by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors or (b) by the shareholders pursuant to a resolution adopted by a majority of the shareholders of the corporation entitled to vote for the election of directors.  Each director shall be elected at the annual meeting of the shareholders (or a special meeting called for such purpose) by plurality of the votes cast at an election, except as provided in Section 3.3, and each director elected shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term expires.

Section 3.2.  Nomination of Director Candidates.

(a)Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding, nominations for the election of directors may be made (i) by the board of directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures established in this Section 3.2. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these bylaws.
(b)Any shareholder entitled to vote for the election of a director at a meeting may nominate persons for whom such shareholder may vote only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation (1) with respect to an election to be held at an annual meeting of shareholders, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (2) with respect to an election to be held at a special meeting of shareholders for the election of directors, by the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders or public disclosure of the date of the special meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of the annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Each such notice shall set forth:

(i) as to the shareholder who intends to make the nomination (for purposes of this section, the “proponent”) and the beneficial owner, if any, on whose behalf the nomination is being made,

(A) the name and address of each such person, and of any holder of record of the proponent’s shares as they appear on the corporation’s books;

(B) the class and number of shares of capital stock of the corporation that are owned (beneficially and of record) by each such person and owned by any holder of record of each such person’s shares, as of the date of such proponent’s notice, and a representation that the proponent will notify the corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for determining the shareholders entitled to vote at the meeting not later than five (5) business days following such record date;

(C) a description of all agreements, arrangements or understandings with respect to such nomination between each such person and any of its affiliates or associates, and any other person or persons (naming such person or persons) acting in concert with any of the foregoing, and a representation that the proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days following such record date;

(D) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the proponent's notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of such record date for the meeting not later than five (5) business days following such record date;

(E) a representation that the proponent is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(F) a representation whether the proponent intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (including a statement that such proponent intends to solicit the holders of shares representing at least 67% of the voting power of shares of the corporation entitled to vote on the election of directors), and

(G) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder pursuant to which the nomination or nominations are to be made by the shareholder; and

(ii) as to each person whom the proponent proposes to nominate for election as director,

(A) the name, age, business address and residence address of such person,

(B) the principal occupation or employment of such person,

(C) the class and number of all shares of capital stock of the corporation that are owned of record and beneficially by such person,

(D) as an appendix, a completed and signed questionnaire, representation and agreement required by clause (e) of this Section 3.2, and

(E) any other information relating to such nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Such notice must be accompanied by the written consent of each proposed nominee to being named as a nominee in the corporation’s proxy statement and any accompanying proxy and to serve as a director of the corporation if elected.

(c) In addition to the information required pursuant to this Section 3.2 or any other provision of these bylaws, the corporation may require any proposed nominee to furnish any other information that, among other things, (i) may reasonably be required by the corporation to determine whether the proposed nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors, (ii) could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee, or (iii) may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation. If the chair of the meeting (or the board of directors in advance of any such meeting) determines that a nomination of any candidate for election as a director was not made in compliance with the applicable provisions of these bylaws, such nomination shall be void.
(d)Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, (i) if a proponent intending to make a nomination at an annual or special meeting pursuant to this Section 3.2 does not provide the information required under such section to the corporation (including providing the updated information required by clauses (b)(i)(B), b(i)(C) and (b)(i)(D) of this Section 3.2 by the deadlines specified therein), or the proponent (or a qualified representative of the proponent) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation, and (ii) if any shareholder or any affiliate or associate of, or other person acting in concert with, such shareholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed director nominee and (B) either (x) notifies the corporation that such shareholder or other person no longer intends to solicit proxies in support of a proposed nominee in accordance with Rule 14a-19(b) promulgated under the Exchange Act or (y) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then in either case the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the corporation (which proxies and votes shall also be disregarded). Upon request by the corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(e)To be eligible to be a nominee for election as a director of the corporation, a person nominated in accordance with clause (b) of this Section 3.2 must deliver (in accordance with the time periods prescribed for delivery of notice under such clause) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary within ten (10) days of a written request therefor by a shareholder of record) and a written representation and agreement (in the form provided by the secretary within ten (10) days of a written request therefor by a shareholder of record) that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the corporation.

Section 3.3.  Newly Created Directorships and Vacancies.  Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of preferred stock or any other class of capital stock of the corporation (other than common stock) or any series of any of the foregoing that is then outstanding, newly created directorships resulting from any increase in the number of directors may be filled by the board of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, retirement, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board of directors, or by a sole remaining director; provided, however, that any vacancy resulting from an increase in the board of directors that is the result of a resolution adopted by the shareholders of the corporation may be filled by the shareholders of the corporation in accordance with the Act and any other applicable provisions of the Certificate and these by-laws.  Except insofar as the same shall be inconsistent with Article IV of the Certificate or any terms of the resolution or resolutions of the board of directors providing for the issuance of a series of preferred stock, when one or more directors shall resign from the board of directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.  Any director chosen in accordance with this section shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Section 3.4.  Removal.   Subject to the rights of the holders of preferred stock or any other class of capital stock of the corporation (other than common stock) or any series of any of the foregoing that is then outstanding, any director, or the entire board of directors, may be removed from office at any time by shareholders, with or without cause, by the affirmative vote of holders of a majority of the votes cast by the shareholders of the corporation entitled to vote for the election of directors.  Any director may be removed at any time for cause by the affirmative vote of a majority of the entire board of directors.

Section 3.5.  Resignation.  Any director of the corporation may resign at any time by giving written notice to the board of directors or to the chair of the board, the president, or the secretary of the corporation.  Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 3.6.  Meetings.  Meetings of the board of directors may be held either within or without the state of New Jersey.  Regular meetings of the board of directors may be held with or without notice at such time and at such place as shall from time to time be determined by the board of directors.  Other meetings of the board of directors shall be held at the call of the chair of the board or the president, or at the call of the secretary upon request of a majority of the directors in office, at the time and place fixed by the person calling the meeting.  A majority of the votes of the entire board of directors shall constitute a quorum and common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors at which a contract or other transaction between the corporation and one or more of the directors, or between the corporation and any corporation, firm, or association of any type or kind in which one or more of the directors are directors or are otherwise interested, is authorized, approved or ratified.  Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the board of directors by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

Section 3.7.  Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors or any committee thereof at which action on any corporate matter referred to under Section 14A:6-12 of the Act is taken shall be deemed to have concurred in the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before or promptly after the adjournment thereof.  Such right to dissent shall not apply to a director who voted in favor of such action.  A director who is absent from any meeting of the board of directors, or any committee thereof, of which he is a member, at which any such action is taken shall be presumed to have concurred in the action unless he or she shall file is dissent with the secretary of the corporation within a reasonable time after learning of such action.

Section 3.8.  Compensation.  The board of directors by the affirmative vote of a majority of the directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.

Section 3.9.  Notice of Meetings.  Written notice of each meeting of the board of directors, and of the executive committee and of any other committee, for which notice is required shall be given to each member thereof specifying the time and place of the meeting.  Such notice shall be given by mail, facsimile, electronic mail or other electronic means or personal service.  Such notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.  Neither the business to be transacted at, nor the purpose of, any such meeting need be specified in the notice or waiver of notice of the meeting.  Notice of any such meeting that is an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in anyone adjournment.  At least twenty-four hours’ notice of each such meeting shall be given, provided, however, that notice must be given by facsimile, electronic mail or other electronic means or personal service when less than four days’ notice is given.  If such notice is given to a director by mail, the notice shall be deemed to be given when deposited in the mail addressed to him at his last address as it appears on the records of the corporation.  The attendance of any director at such a meeting or the participation by any director in such a meeting by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other without protesting prior to the conclusion of the meeting the lack of notice of the meeting shall constitute a waiver of notice by him.

Section 3.10.  Action Without A Meeting.  Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the board of directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the board of directors or such committee.

Section 3.11.  Reliance.  In discharging their duties as members of the board of directors, the executive committee or any other committee, directors shall not be liable under the laws of the state of New Jersey if, acting in good faith, they rely upon the opinion of counsel for the corporation, upon written reports setting forth financial data concerning the corporation and prepared by a firm of independent certified public accountants, upon financial statements, books of account or reports of the corporation represented to them to be correct by the person presiding at a meeting of the board of directors, the president or the officer of the corporation having charge of its books of account, or upon written reports of committees of the board of directors.

ARTICLE IV.
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 4.1.  Executive Committee; Other Committees.  The board of directors, by the affirmative vote of a majority of the entire board of directors, may appoint from the directors an Executive Committee, who shall have and may exercise all or any of the powers of the board of directors in the management of the business and affairs of the corporation, including the power to cause the seal of the corporation to be affixed to all papers that may require it, subject to the limitations imposed by the Act and such conditions as maybe prescribed by the board of directors, and except any powers to amend or repeal any resolution theretofore adopted by the board of directors that by its terms is amendable or repealable only by the board of directors.  The board of directors, by the affirmative vote of a majority of the entire board of directors, may appoint from the directors other standing and temporary committees consisting of one or more persons, and such committees shall have and may exercise such powers as shall be conferred or authorized by the affirmative vote of a majority of the entire board of directors, subject to the limitations imposed by the Act and provided, however, that such committees shall not have the power to amend or repeal any resolution theretofore adopted by the board of directors or any resolution theretofore adopted by the executive committee.

Section 4.2.  Meetings.  Each meeting of the executive committee or of any other committee shall be held at the call of the secretary upon request of a majority of the members in office of the respective committees, or at the call of the chair of such committee, if any, and the chair of the board or the president if such person is a member of such committee.  The time and place of any meeting of the executive committee or any other committee shall be fixed by the person calling the meeting.  A majority of the votes of the entire Executive Committee or any other committee shall constitute a quorum of such committee and common or interested members may be counted in determining the presence of a quorum at any meeting at which a contract or other transaction between the corporation and one or more of the members of the executive committee or any other committee, as the case may be, or between the corporation and any corporation, firm, or association of any type or kind in which one or more of such members are directors or are otherwise interested, is authorized, approved or ratified.  Where appropriate communication facilities are reasonably available, any or all members of the executive committee or any other committee shall have the right to participate in all or any part of a meeting by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

Section 4.3.  Records.  The executive committee and any other committee shall keep a record of their proceedings and report the same to the board of directors at its next meeting following such meeting of the executive committee or any other committee, as the case may be, except that, when the meeting of the board of directors is held within two days after the meeting of the executive committee or any other committee, as the case may be, such report shall, if not made at the first meeting, be made to the board of directors at its second meeting following such meeting of the executive committee or any other committee.

Section 4.4.  Removal; Vacancies.  The board of directors by the affirmative vote of a majority of the entire board of directors, may remove any director from membership on the executive committee or any other committee at any time, with or without cause.  The board of directors, by the affirmative vote of a majority of the entire board of directors, may fill any vacancy occurring in the executive committee or any other committee through death, resignation, disqualification, retirement, removal, or other cause.

ARTICLE V.
OFFICERS

Section 5.1.  Number.  The officers of the corporation shall be a chair of the board, a vice chair of the board, a president, one or more vice presidents, a secretary, a treasurer and such other officers and assistant officers as the board of directors may, by resolution, appoint.  Any two or more offices may be held by the same person.  In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president, secretary and treasurer.

Section 5.2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the board of directors at its meeting following the annual meeting of shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until the meeting of the board of directors following the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 5.3.  The Chair of the Board.  The chair of the board shall preside at all meetings of the shareholders and directors.  He or she shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and, in connection therewith, shall be authorized to delegate to the vice chair of the board, president and other officers such of his or her powers and duties as chair of the board at such time and in such manner as he or she may deem to be advisable.  The chair of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors. References in these bylaws to a chair of the board shall include references to persons designated by the board of directors with the title chairperson, chairman, chairwoman, chair or any similar title.

Section 5.4.  The Vice Chair of the Board.  The vice chair of the board shall assist the chair of the board in the management of the business of the corporation, and, in the absence or disability of the chair of the board, shall preside at all meetings of the shareholders and the board of directors and exercise the other powers and perform the other duties of the chair of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed.  The vice chair of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chair of the board.  In addition to the foregoing, the vice chair of the board shall have such other powers, duties and authority as may be set forth elsewhere in these by-laws. References in these bylaws to a vice chair of the board shall include references to persons designated by the board of directors with the title vice chairperson, vice chairman, vice chairwoman, vice chair or any similar title.

Section 5.5.  The President.  The president shall be the corporation’s chief operating officer unless otherwise determined by the board of directors.  The president shall assist the chair of the board in the management of the business of the corporation, and, in the absence or disability of the chair of the board and the vice chair of the board, shall preside at all meetings of the shareholders and the board of directors and exercise the other powers and perform the other duties of the chair of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed.  The president shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chair of the board.  In addition to the foregoing, the president shall have such other powers, duties, and authority as may be set forth elsewhere in these by-laws.  If the board of directors does not elect a chair or vice chair of the board, the president shall also have the duties and responsibilities, and exercise all functions, of the chair and the vice chair of the board as provided in these by-laws.

Section 5.6.  The Chief Executive Officer.  The board of directors may designate an individual, whether or not such individual is an officer of the corporation, to serve as the chief executive officer of the corporation.  The chief executive officer shall have the duties and responsibilities, and exercise all functions, as the board of directors may determine.

Section 5.7.  The Chief Financial Officer.  The board of directors may designate an individual, whether or not such individual is an officer of the corporation, to serve as the chief financial officer of the corporation.  The chief financial officer shall have the duties and responsibilities, and exercise all functions, as the board of directors may determine.

Section 5.8.  Vice Presidents. Each vice president shall have such powers and discharge such duties as may be assigned from time to time by the chair of the board, the vice chair of the board or the president.  During the absence or disability of the president, first the chief executive officer and in the absence or disability of the chief executive officer, one such vice president, when designated by the board of directors, shall exercise all the functions of the president.

Section 5.9.  The Secretary and Assistant Secretary.  The secretary or the chair of the board shall issue notices for all meetings.  The secretary shall keep minutes of all meetings of the board of directors, the committees thereof and the shareholders, shall have charge of the seal and the corporate books and shall make such reports and perform such other duties as are incident to the office, and perform such other duties designated or properly required by the chair of the board, the vice chair of the board, the president or the chief executive officer.  The assistant secretary shall be vested with the same powers and duties as the secretary, and any act may be done or duty performed by the assistant secretary with like effect as though done or performed by the secretary.  The assistant secretary shall have such other powers and perform such other duties as may be assigned by the chair of the board, the vice chair of the board, the president or the chief executive officer.

Section 5.10.  The Treasurer and Assistant Treasurer.  The treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account.  He or she shall disburse the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the chair of the board, the vice chair of the board, the president, the chief executive officer or by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors from time to time as may be required of him or her, an account of all transactions as treasurer and of the financial condition of the corporation.  The treasurer shall perform all duties incident to the office, and perform such other duties designated or properly required by the chair of the board, the vice chair of the board, the president or the chief executive officer. The assistant treasurer shall be vested with the same powers and duties as the treasurer, and any act may be done, or duty performed by the assistant treasurer with like effect as though done or performed by the treasurer.  The assistant treasurer shall have such other powers and perform such other duties as may be assigned by the chair of the board, the vice chair of the board, the president or the chief executive officer.

Section 5.11.  Removal; Resignations.  Any officer of the corporation may be removed at any time with or without cause by the board of directors.  Any officer of the corporation may resign at any time by giving written notice to the board of directors or to the chair of the board, the president or the secretary of the corporation.  Any such resignation shall take effect at the time specified therein or, if a time is not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 5.12.  Vacancies.  In case of any vacancy in any office of the corporation through the death, resignation, disqualification, retirement, removal, or other cause, the board of directors may elect a successor to hold office until the next succeeding annual meeting of the board of directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5.13.  Other Officers, Assistant Officers and Agents.  Officers, assistant officers, and agents, if any, other than those whose duties are provided for in these by-laws, shall hold their offices for such terms and shall exercise such powers and perform such duties as the board of directors may determine.

Section 5.14.  Normal Duties and Responsibilities of Officers.  Unless otherwise provided in these by-laws or the board of directors decides otherwise, if an officer title is one commonly used for officers of a business corporation formed under the Act or any successor or similar statute, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the board of directors.

ARTICLE VI.
INDEMNIFICATION

Section 6.1.  Indemnification.  To the fullest extent permitted by New Jersey law, the corporation shall indemnify any and all officers and directors of the corporation from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered by such persons in such capacities or otherwise while serving at the request of the corporation in any other capacity.  Unless specifically addressed in a repeal or amendment of New Jersey law with regard to a corporation’s ability to indemnify any such person, no such repeal or amendment shall adversely affect any indemnification rights of any such person existing at the time of such repeal or amendment.

Section 6.2.  Advancement of Expenses.  Expenses incurred by a director or officer in connection with a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

Section 6.3.  Expenses of Contested Indemnification Claims.  If a claimant makes a claim on the corporation under Section 6.1 or 6.2 and the corporation does not pay such claim in full within thirty days after it has received such written claim, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid also the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification of advancement of costs of defense are not permitted under the Act or other applicable law, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors or any committee thereof, special legal counsel or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its board of directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

Section 6.4.  Indemnification Not Exclusive.  The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which any corporate agent may be entitled under the Certificate or any other by-law, agreement, vote of shareholders or otherwise, subject to the provisions of the Act.

Section 6.5.  Other Corporate Agents.  To the fullest extent of New Jersey law, the corporation may grant rights of indemnification and advancement of expenses to any corporate agent who is not at the time a current director or officer of the corporation.

Section 6.6.  Contract Right.  Each of the rights of indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall be a contract right that will survive the termination of any person’s service as a director or officer and any repeal or amendment of the provisions of this Article shall not adversely affect any such right of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

Section 6.7.  Insurance.  To the fullest extent of New Jersey law, the corporation shall have power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her and incurred by him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article or New Jersey law.

Section 6.8.  Certain References Under Article VI.  For purposes of this Article, references to “corporate agent,” “expenses,” “liabilities” and “proceedings” shall have the meanings given such terms in Section 14A:3-5 of the Act or any successor or similar statute.

ARTICLE VII.
SHARE CERTIFICATES; TRANSFER OF STOCK

Section 7.1.  Form.  The shares of stock of the corporation shall be represented by certificates, or shall be uncertificated shares.  Every holder of uncertificated shares of the corporation shall be entitled upon request to have a stock certificate issued to such holder signed by the chair of the board, the president or any vice president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying to the number of shares owned by such shareholder.  Any and all signatures upon a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom either certificated or uncertificated shares are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.  Notwithstanding any other provision in these by-laws, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements or certificates, and as may be required by applicable law, which system has been approved by the U.S. Securities and Exchange Commission.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

Section 7.2.  Transfers.  Transfers of stock shall be made only upon the transfer books of the corporation or respective transfer agents designated to transfer the several classes of stock and, in the case of shares represented by a certificate or certificates, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

Section 7.3.  Lost or Destroyed Certificates.  The Corporation may issue a new stock certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation shall, except as otherwise determined by the board of directors, the chair of the board, the president, the chief executive officer, any vice president or other authorized officer, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.4.  Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of the state of New Jersey.

Section 7.5.  Restrictions on Transfers of Shares.  Notice of any restriction on the transfer of shares of the corporation’s stock shall be placed on each certificate of stock issued, or in the case of uncertificated shares, contained in the notice sent to the registered holder of such shares, in addition to such other requirements of the laws of the state of New Jersey for such certificate or notice.

ARTICLE VIII.
GENERAL PROVISIONS

Section 8.1.  Fiscal Year.  The fiscal year of the corporation shall begin on the first day of January and terminate on the last day of December in each year.

Section 8.2.  Seal of Corporation.  The seal of the corporation shall be in the custody of the secretary and such other persons as shall be authorized by the by-laws and the board of directors from time to time and shall have engraved upon it the words “NL INDUSTRIES INC.” arranged in a circle, with the words “INCORPORATED 1891” across the center of the space thus enclosed.  The seal shall be used by such officers as shall be provided for in the by-laws or by such other persons as shall be authorized by the board of directors from time to time.

Section 8.3.  Dividends.  Subject to any restrictions contained in the Certificate and to the provisions of the Act, the corporation may from time to time, by resolution of the board of directors, pay dividends on its shares in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations.   Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.4.  Benefit Plans.  The Corporation, by act of the board of directors, the executive committee, any other committee, or officers of the corporation delegated by the board of directors, may adopt or amend any of the following plans for the benefit of some or all of the employees, officers, directors and agents of the corporation or any subsidiary thereof, or other persons who are or have been actively engaged in the conduct of the business of the corporation or any subsidiary thereof, including any who have retired, become disabled, or died prior to the establishment of any plan adopted, and their families, dependents, or beneficiaries:  (a) plans providing for the sale or distribution of any class or series of shares of stock of the corporation, held by it or issued or purchased by it for the purpose, including stock option, stock purchase, stock bonus, profit-sharing, savings, pension, retirement, deferred compensation and other plans of similar nature, whether or not such plans also provide for the distribution of cash or property other than shares of stock of the corporation; (b) plans providing for payments solely in cash or property other than shares of stock of the corporation, including profit-sharing, bonus, savings, pension, retirement, deferred compensation and other plans of similar nature; and (c) plans for the furnishing of medical services; life, sickness, accident, disability, or unemployment insurance or benefits; education; housing; social and recreational services; and other similar aids and services.

Section 8.5.  Accounts.  The chair of the board, vice chair of the board, president, the chief executive officer or any vice president is authorized for and on behalf of the corporation:  to establish, maintain and to close depositary accounts, in the corporation’s name, for the deposit and withdrawal of corporation funds; to designate those individuals authorized to withdraw funds or sign checks in said depositary accounts; and to execute customer agreements with respect to such depositary accounts, including forms of corporate resolutions, certified with respect to the approval of the board of directors as of the date such forms of corporate resolutions are executed. The secretary or assistant secretary is, authorized for and on behalf of the corporation without further action of the board of directors to certify as to the approval of the board of directors of forms of resolutions regarding any of such depositary or trading accounts as of the date the officer of the corporation executes the customer agreement with respect to each such account

ARTICLE IX.
AMENDMENTS

Section 9.1.  Amendments.  Subject always to the by-laws made by the shareholders, the board of directors may make by-laws from time to time, and may alter or repeal any by-laws, but any by-laws made by the board of directors may be altered or repealed, and new by-laws made, by the shareholders at any annual meeting or at any special meeting, provided notice thereof be included in the notice of the meeting.

ADOPTED BY THE BOARD OF DIRECTORS AS OF October 26, 2023

/s/ Jane R. Grimm

Jane R. Grimm, Secretary